UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2024
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Roblox Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39763	20-0991664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 Park Place, San Mateo, California		94403
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 858-2569
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	RBLX	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) CEO Compensation
On March 1, 2024, the Leadership Development and Compensation Committee (the “LDCC”) of the Board of Directors (the “Board”) of Roblox Corporation (“Roblox” or the “Company”) approved (i) the cancellation of the CEO LTP Award (as defined below) previously granted to David Baszucki, the Company’s Founder, President, and Chief Executive Officer, and (ii) Mr. Baszucki’s 2024 compensation, which consists solely of an equity award that consists of 75% performance-based restricted stock units (“PSUs”) and 25% time-based restricted stock units (“RSUs”), as described below.
Background
In February 2021, prior to the Company becoming publicly traded through its direct listing, the LDCC granted Mr. Baszucki a performance-based restricted stock unit award (the “CEO LTP Award”). Pursuant to the terms of the CEO LTP Award, Mr. Baszucki was provided the opportunity to earn a maximum of 11,500,000 shares of the Company’s Class A common stock upon the satisfaction of a service condition and achievement of rigorous stock price goals. In granting the CEO LTP Award, the LDCC intended to establish an award that would align Mr. Baszucki’s long-term interests with those of the Company’s stockholders and would require significant and sustained Company stock price performance. The CEO LTP Award was approved and ratified by the Board and the Company’s stockholders, including a majority of the Company’s disinterested stockholders (consisting of a majority of the total shares of Company preferred and common stock not owned, directly or indirectly, by Mr. Baszucki and his brother, Gregory Baszucki).
In awarding Mr. Baszucki the CEO LTP Award, the LDCC intended for the award to be the exclusive cash and equity compensation that Mr. Baszucki would receive through 2027, unless there were unexpected events or changes in the Company’s business or other unforeseen factors that the LDCC determined would merit reevaluating Mr. Baszucki’s compensation. To date, none of the rigorous stock price goals associated with the CEO LTP Award have been achieved and no shares subject to the award have vested.
Pursuant to the terms of its charter, the LDCC’s responsibilities include the review and approval of executive officer compensation, including Mr. Baszucki’s compensation. Commencing in August 2022, the LDCC began a long-term evaluation of Mr. Baszucki’s compensation and what, if any, compensation-related actions should be taken given uncertain market conditions and volatility. As part of this evaluation, the LDCC considered whether the CEO LTP Award, as the sole compensation payable to Mr. Baszucki, continued to satisfy the LDCC’s intent in providing sufficient compensation and retention incentives for Mr. Baszucki.
As part of the annual LDCC compensation review process, beginning in April 2023, the LDCC changed the performance measurements for executive officer performance-based equity compensation (“PSUs”), other than for Mr. Baszucki, from a stock price based approach to one based on achievement of bookings growth and covenant adjusted EBITDA as it believed that the management team had more ability to drive those metrics leading to increased shareholder value.
During 2023 and up to February 2024, the LDCC met numerous times to consider Mr. Baszucki’s compensation, including the CEO LTP Award. Frederic W. Cook & Co., Inc. (“FW Cook”), the LDCC’s independent compensation advisor, advised the LDCC and provided information regarding compensation peer group and market practices relating to executive compensation. The LDCC discussed various alternatives for Mr. Baszucki’s compensation, including discussions regarding the cancellation of the CEO LTP Award and the implementation of an annual equity compensation program for Mr. Baszucki similar to the equity compensation granted to the other executive officers of the Company. Members of management were not present at the portions of the LDCC meetings in which the LDCC deliberated about Mr. Baszucki’s compensation.
Cancellation of CEO LTP Award
On March 1, 2024, given the LDCC’s desire to transition Mr. Baszucki to an annual compensation program and the LDCC’s determination that the CEO LTP Award was no longer satisfying the Company’s compensation objectives, the LDCC approved the cancellation of the CEO LTP Award. In the decision to cancel the CEO LTP Award, the LDCC considered that Mr. Baszucki did not earn any cash salary, cash bonus or equity compensation for the first three years of his service as a public company Chief Executive Officer of Roblox.
2024 CEO Compensation
On March 1, 2024, the LDCC approved Mr. Baszucki’s 2024 compensation structure (the “2024 CEO Compensation”). The 2024 CEO Compensation is market-based, solely in the form of equity, and is largely performance contingent. The 2024 CEO Compensation consists of an annual equity award with an intended target value of $25 million. Seventy-five percent of the target value is in the form of PSUs that will only vest if the Company achieves financial and operating performance goals that were determined by the LDCC, consisting of 446,534 PSUs. The remaining 25% of the target grant value is in the form of time-based RSUs that will vest upon continued service to the Company, consisting of 148,844 RSUs. Mr. Baszucki’s base salary will remain at $0 and the 2024 CEO Compensation does not provide for cash compensation or a cash bonus opportunity for his services to Roblox. Mr. Baszucki’s equity award was granted on March 1, 2024, consistent with the annual equity refresh grants for the Company’s other executive officers.
The LDCC considered the following when approving the 2024 CEO Compensation:
Award structure. The 2024 CEO Compensation reflects the Company’s pay-for-performance culture and the LDCC’s desire to link Mr. Baszucki’s incentives with shareholder interests. Seventy-five percent of the 2024 CEO Compensation is in the form of PSUs and the remaining 25% is in the form of time-based RSUs vesting quarterly over three years, subject to continued service. The LDCC selected PSUs and RSUs as Mr. Baszucki’s sole compensation vehicle to align Mr. Baszucki’s interests with those of the Company’s stockholders by motivating and rewarding Mr. Baszucki to achieve long-term stockholder value creation while reflecting the Company’s pay-for-performance philosophy and enhancing retention.
Mr. Baszucki participates in the same 2024 PSU program as other Roblox executives, with PSUs earned for achievement of cumulative bookings and cumulative adjusted EBITDA goals (each as defined in the PSU award agreement) over a two-year performance period (ending December 31, 2025). As defined in our PSU award agreement, cumulative adjusted EBITDA correlates to our covenant adjusted EBITDA liquidity calculation. Two-thirds of any earned PSUs vest upon certification of performance following the completion of the two-year performance period and the remaining 33% of any earned PSUs vest in equal quarterly installments over the next year. The payout of Mr. Baszucki’s PSUs is capped at 200% of target, consistent with the PSUs granted to the other Company executives.
In determining the performance goals applicable to the PSUs, the LDCC selected cumulative bookings and cumulative adjusted EBITDA, which are key drivers of the Company’s long-term strategic plan and directly tied to value creation. The performance goals were designed to be challenging, but achievable.
Peer group data. In approving the 2024 CEO Compensation, the LDCC reviewed extensive compensation peer group data and benchmarking studies provided by FW Cook. The LDCC took into consideration the level of risk associated with the 2024 CEO Compensation given no cash salary or bonus will be paid and the emphasis on performance-based compensation rather than time-based equity awards. The LDCC also took into consideration Mr. Baszucki’s strong leadership and performance, and the desire to strengthen Mr. Baszucki’s commitment and focus on continued growth of the business. Following a holistic review of these factors, the LDCC approved a 2024 target award value of $25 million, which is sized as a competitive CEO annual grant, rather than the larger size and longer-term structure of the CEO LTP Award.
Timing of compensation decisions. Determining Mr. Baszucki’s compensation on an annual basis gives the LDCC flexibility to react to changes in the Company’s business or market conditions. By setting goals and grant amounts annually, the LDCC can more closely align compensation with performance and align Mr. Baszucki’s incentives with the Company’s other senior executives.
In approving the 2024 CEO Compensation, the LDCC determined that the value of the 2024 CEO Compensation was appropriate and necessary to incentivize Mr. Baszucki to achieve Company objectives that were consistent with the generation of long-term stockholder value and to help ensure Mr. Baszucki’s continued service to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROBLOX CORPORATION

Date: March 4, 2024	By:	/s/ Mark Reinstra
Mark Reinstra General Counsel and Corporate Secretary
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